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                                                                   Exhibit 23.04



To the Board of Directors of
Sabine River Holding Corp.:


We consent to the inclusion in this registration statement on Form S-4 of our report dated February 4, 1997, except for Note 3 as it relates to discontinued operations, for which the date is July 8, 1999, on our audit of the consolidated financial statements of Clark Refining & Marketing, Inc. We also consent to the reference to our firm under the caption "Experts".




                                       /s/ PricewaterhouseCoopers LLP
                                           PricewaterhouseCoopers LLP

March 2, 2000